UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of report (Date of earliest event reported): January 16, 2008
SHORETEL, INC.
(Exact name of registrant as specified in its charter)
Delaware
(State or other jurisdiction of incorporation)

001-33506	77-0443568

(Commission File Number)	(IRS Employer Identification No.)

960 Stewart Drive, Sunnyvale, California	94085
(Address of principal executive offices)	(Zip Code)
(408) 331-3300
(Registrant’s telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
     ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
     ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
     ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
     ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events
SIGNATURES

Item 8.01 Other Events
     On January 16, 2008, a putative securities class action captioned Watkins v. ShoreTel, Inc., et al., was filed against ShoreTel, the members of its Board of Directors, certain of its executive officers and the underwriters of its initial public offering in the United States District Court for the Northern District of California. The complaint alleges violations of Section 11 and 15 of the Securities Act of 1933. The complaint seeks unspecified damages on behalf of a purported class of purchasers of ShoreTel’s common stock in its initial public offering on July 3, 2007.
     ShoreTel believes that it has meritorious defenses to this lawsuit and intends to defend the litigation vigorously. ShoreTel anticipates that additional similar complaints may be filed in the future and ShoreTel does not intend to make future announcements regarding this or similar litigation, except as required in its Quarterly Reports on Form 10-Q or Annual Reports on Form 10-K.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SHORETEL, INC.

Dated: January 17, 2008	By: Name:	/s/ Michael E. Healy Michael E. Healy
	Title:	Chief Financial Officer